Exhibit 5.1

	ATTORNEYS AT LAW 4401 Eastgate Mall San Diego, CA 92121-1909		Broomfield, CO 720 566-4000 Palo Alto, CA 650 843-5000 Reston, VA 703 456-8000
	Main	858 550-6000	San Francisco, CA
	Fax	858 550-6420	415 693-2000
February 3, 2006	www.cooley.com		Washington, DC
202 842-7800
Metabasis Therapeutics, Inc. 11119 North Torrey Pines Road La Jolla, CA 92037	FREDERICK T. MUTO (858) 550-6010 mutoft@cooley.com

Ladies and Gentlemen:

We have acted as counsel to Metabasis Therapeutics, Inc., a Delaware corporation (the ”Company”), in connection with the Registration Statement on Form S-3 (the ”Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the ”Securities Act”).  The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

•                  shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

•                  warrants to purchase Common Stock (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, between the Company and a warrant agent to be selected by the Company, the form of which will be filed as Exhibit 4.14 to the Registration Statement;

The Common Stock and the Warrants are collectively referred to herein as the “Securities.”  The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.  The aggregate public offering price of the Securities being registered will be $75,000,000.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  With respect to our opinion as to the Offered Common Stock

(as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Offered Common Stock will be cash in an amount that is not less than the par value of the Common Stock.  We have also assumed that any Warrants offered under the Registration Statement, and the related warrant agreements, will be executed in the form filed as an exhibit to the Registration Statement.  We have also assumed that with respect to any Common Stock being issued upon exercise of any Offered Warrants (as defined below), the Offered Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Our opinion herein is expressed solely with respect to the laws of the State of California and the Delaware General Corporation Law.  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.                                       With respect to the Common Stock offered under the Registration Statement (the ”Offered Common Stock”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered or deemed to be delivered as required by such laws; (ii) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Common Stock does not violate any applicable law or the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or Amended and Restated Bylaws (the “Bylaws”) or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2.                                       With respect to the Warrants offered under the Registration Statement (the “Offered Warrants”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered or deemed to be delivered as required by such laws; (ii) the issuance of the Offered Warrants has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Warrants does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent therefor pursuant to the applicable warrant agreement and duly delivered to the purchasers thereof against payment therefor, then the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

Cooley Godward LLP

By:	/s/ Frederick T. Muto
Frederick T. Muto